BAUM & COMPANY, P.A.
                        1515 UNIVERSITY DRIVE - SUITE 209
                          CORAL SPRINGS, FLORIDA 33071



June 6, 2001



Superboat International Productions, Inc.
1323 20th Terrace
Key West, Florida 33040


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated May 12, 2001, relating to the financial statements of Superboat International Productions, Inc. for the year ended December 31, 2000 which are contained in this prospectus.

We also consent to the reference to us under the caption "Selected Financial Data" and "Expert" in the Prospectus.



/s/ Baum & Company
------------------
Baum & Company, P.A.
Coral Springs, Florida


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